UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 17, 2012

Juniper Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34501	770422528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1194 North Mathilda Avenue, Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 745-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 17, 2012, Stefan Dyckerhoff, Executive Vice President, Platform Systems Division of Juniper Networks, Inc. (the “Company”), informed Company management that he plans to leave the Company and terminate his full-time employment as of December 31, 2012 to pursue a career as a venture capital financier. Mr. Dyckerhoff’s decision to leave is not due to any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Beginning January 2, 2013, Mr. Dyckerhoff will serve as a consultant in the newly created role of Staff Consultant, reporting to CEO Kevin Johnson. In this role, he will advise and support on specific strategic and customer matters as requested by the CEO that may include: (i) engaging with customers and supporting the Juniper Executive Sponsor of specified customers, (ii) reviewing information and discussing various topics with Juniper executives relating to various product and industry strategic topics and (iii) engaging with the Platform Systems Division team on questions they have and supporting them in the transition. As annual compensation for this role, the Compensation Committee of the Board of Directors has approved Restricted Stock Units (RSUs) having a value of $140,000 (the exact number of RSUs to be awarded will be based on the stock price approved by the Compensation Committee of the Board of Directors for use in determining Juniper’s annual stock guidelines). The initial RSU award will be granted to Mr. Dyckerhoff at the same time as the Compensation Committee approves its annual equity compensation awards for executive officers, which is typically on the third Friday of February, and will vest on December 31, 2013 provided his service as Advisor to the CEO has continued through the period January 2, 2013 through December 31, 2013.

Item 8.01 Other Events.

On October 23, 2012, the Company issued a press release in which the Company announced that Rami Rahim has been appointed as the Executive Vice President, Platform Systems Division to succeed Mr. Dyckerhoff. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Juniper Networks, Inc. on October 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Juniper Networks, Inc.

October 23, 2012	By:	/s/ Mitchell L. Gaynor
	Name:	Mitchell L. Gaynor
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by Juniper Networks, Inc. on October 23, 2012